Exhibit 4.8

ANRC - National Regulatory Authority for Communications

LICENSE No. 1.6/ 18.03.2005
For the Use of Numbering Resources

having regard to art. 17 of the Government Order no. 79/2002 regarding the general regulatory framework in the communications industry, approved with modifications and additions by Law 591/2002 as further amended and supplemented, and having regard to Decision 141/2002 of the president of the National Regulatory in Communications regarding the procedure for the requesting and the granting of license for the use of numbering resources, as modified by Decision 137/2004 of the president of the National Regulatory Authority for Communications.

1. The Licensee: SC MobiFon SA
address: Avrig no. 3, sector 2, Bucharest
                Single registration code 8971726,

is hereby granted the right to use the range of numbers from the National Numbering Plan as specified in the annex attached as an integral part to this License.

2. The numbering resources allocated under this License shall be used to provide the following services:

2.1. Telephone services provided via terrestrial mobile public networks.

3. Type of numbering resources allocated, according to the National Numbering Plan, under this License:

3.1 Non-geographical national numbers within the range OZ = 07

4. The numbers allocated shall be used within the areas specified in the annex to this License.

5. This License is valid through 14.02.2013

6. Under this License the Licensee:

6.1 shall refrain from using national numbering resources other than those allocated herein;

6.2 shall use the allocated numbering resources exclusively for the designated services;

6.3 shall use the allocated numbering resources allocated hereunder effectively and rationally;

6.4 shall implement the requirements regarding numbers portability, according to the regulations to be passed by the ANCR;

6.5 shall pay the fees for the use of the allocated numbering resources as ANRC may charge under art. 19 (2) and (3) of EGO 79/2002 regarding the general regulatory framework in the communications field, as amended and supplemented by Law 591/2002,a s further amended and supplemented;

6.6 shall ensure inclusion in the public telephone directories of the information regarding the numbering resources allocated hereunder;

6.7 Shall protect, upon subscriber's request and in line with the laws in force, the confidentiality of the assigned numbers;

6.8 Shall ensure access of its own subscribers to the customer inquiry service and to the public phone directories;

6.9 Shall ensure free and uninterrupted initiation of the emergency calls from the single European emergency call number, 112, or other national emergency call numbers;

6.10 Depending on the technological level of its own network, Licensee shall provide easy access of the specialized intervention services to the information enabling them to track down the terminal wherefrom the emergency calls are placed.

6.11 Shall apply the principles of nondiscrimination and transparency in dealing with its subscribers and with other electronic communications providers, with regard to the numbers or the sequences of numbers used to access their services;

6.12 Shall submit to ANRC before January 31 of each year, a report describing the actual use of the allocated numbering resources.

7. This License may be modified, suspended or withdrawn under the terms and conditions of art. 13 and art. 15 of ANRC Decision 141/2001 regarding the procedure for the requesting and the granting of licenses for the use of numbering resources, as amended by Decision 137/2004 of the president of ANRC.

8. The right to use the numbering resources under this License shall cease according to art. 14 of the ANRC Decision 141/2002.

9. This License may be assigned to third parties subject only to the prior approval of ANRC.

10. Failure of Licensee to abide by the obligations herein shall be sanctioned as described in Chapter XI of EGO 79/2002.

11. This License supersedes the License no. 1.5/18.08.2004.

Dan Cristian Georgescu
President

(s. Illegible)	(s. illegible)
Director	Legal Department
Department for
Technical Market Regulation

ANNEX

to the License no. 1.6/18.03.2005
for the use of numbering resources

Non-geographic national numbers within range OZ = 07

NUMBERING		Block Size	Usage Area
OZAB	PQM CDU
0720	XXX XXX	1 000 000 numbers	National
0721	XXX XXX	1 000 000 numbers	National
0722	XXX XXX	1 000 000 numbers	National
0723	XXX XXX	1 000 000 numbers	National
0724	XXX XXX	1 000 000 numbers	National
0725	XXX XXX	1 000 000 numbers	National
0726	XXX XXX	1 000 000 numbers	National
0727	XXX XXX	1 000 000 numbers	National
0729	XXX XXX	1 000 000 numbers	National

where x = 0, 1, ...., 9